Exhibit 5.1

June 26, 2012

Corporate Office Properties Trust

6711 Columbia Gateway Drive

Suite 300

Columbia, Maryland 21046

Re:                             6,900,000 7.375% Series L Cumulative Preferred Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as Maryland counsel to Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), in connection with its Registration Statement on Form S-3 filed on March 29, 2012 (the “S-3 Registration Statement”).  The S-3 Registration Statement related to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Prospectus.  This opinion letter is rendered in connection with the proposed public offering, pursuant to an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Corporate Office Properties, L.P., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as Representatives of the several Underwriters named in Schedule I of the Underwriting Agreement, of up to 6,900,000 7.375% Series L cumulative preferred shares of beneficial interest of the Company, par value $0.01 per share (the “Shares”), as described in the Prospectus, and a prospectus supplement dated June 20, 2012 (the “Prospectus Supplement”).  The common shares of beneficial interest of the Company issuable upon conversion of the Shares shall be referred to herein as the “Underlying Securities.”  This opinion is rendered pursuant to Item 9.01 of Form 8-K and Item 601(b)(5) of Regulation S-K.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)            The S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);

(ii)           The prospectus contained in the S-3 Registration Statement (the “Prospectus”);

(iii)          The Prospectus Supplement;

(iv)          A copy of the executed Underwriting Agreement;

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(v)           a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated June 25, 2012;

(vi)          a certified copy of the Amended and Restated Declaration of Trust of the Company dated March 3, 1998, as amended October 12, 2001, September 12, 2003, December 28, 2004 , May 27, 2008, May 19, 2010 and June 19, 2012 (the “Declaration of Trust”);

(vii)         a certified copy of the the articles supplementary to the Company’s Declaration of Trust determining the terms of the Offered Securities (the “Series L Articles Supplementary”);

(viii)        a certified copy of the Bylaws of the Company (the “Bylaws”);

(ix)          resolutions adopted at a telephonic meeting of the Board of Trustees of the Company effective as of May 30, 2012 and June 18, 2012;

(x)           resolutions adopted at a telephonic meeting of the Pricing Committee of the Board of Trustees of the Company on June 19, 2012;

(xi)          a certificate of the secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the resolutions of the Company’s trustees approving the consummation of the transactions contemplated by the Underwriting Agreement, and other matters that we have deemed necessary and appropriate; and

(xii)         such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)           that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)           the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)           the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)           that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)           that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Documents as executed and delivered;

(f)            that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(g)           that there has been no oral or written modification of or amendment to the Documents, and there has been no waiver of any provision of the Documents, by actions or omission of the parties or otherwise;

(h)           that the Documents accurately reflect the complete understanding of the parties with respect to the transaction contemplated thereby and the rights and obligations of the parties thereunder;

(i)            that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares or the Underlying Securities;

(j)            that at the time of delivery of the Shares and the Underlying Securities, all contemplated additional actions shall have been taken and the authorization of the Shares and the Underlying Securities will not have been modified or rescinded;

(k)           that the issuance, execution and delivery of the Shares; and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(l)            that none of the terms of any of the Underlying Securities to be established subsequent to the date of this opinion, nor the issuance, execution and delivery of the Underlying Securities, nor the compliance by the Company with the terms of the Underlying Securities, will violate any then-applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(m)          that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Offered Securities or the conversion, issuance or reservation for issuance of the Underlying Securities of the Company as contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus is not less than the par value per share; and

(n)           that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the number of then-authorized shares of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Karen M. Singer, as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

The Shares have been duly authorized by all necessary trust action for issuance and sale to the Underwriters and the Underlying Securities have been duly authorized by all necessary trust action for issuance, each pursuant to the terms of the Underwriting Agreement and, when issued and delivered against payment of the consideration in accordance with the terms of the Underwriting Agreement and the resolutions of the Board of Trustees of the Company authorizing their issuance and, in the case of the Underlying Securities, upon conversion therefor in accordance with the terms and conditions of the Shares set forth in the Series L Articles Supplementary, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)            We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)           We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)          We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

SAUL EWING LLP